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As filed with the Securities and Exchange Commission on February 4, 2005

Registration No. 333-120723

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FTD Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	87-0719190 (I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Jon R. Burney, Esq.
Vice President, General Counsel and Secretary
FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Howard A. Sobel, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Gregg A. Noel Nicholas P. Saggese Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000

            Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

          The purpose of this Amendment No. 4 to the Form S-1 Registrant Statement is to file and add additional exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The prospectus, financial statements and valuation and qualifying accounts are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        Set forth is an estimate (except for the SEC registration fee and NASD filing fee) of the fees and expenses payable by us in connection with the sale of common stock being registered.

Nature of Expense	Amount
SEC Registration Fee	$31,045
NASD Filing Fee	25,500
NYSE Listing Fee	191,610
Blue Sky Qualification Fees and Expenses	10,000
Printing and Engraving Expenses	200,000
Legal Fees and Expenses	530,000
Accounting Fees and Expenses	300,000
Transfer Agent and Registrar Fees	10,000
Miscellaneous	258,845

Total	$1,557,000

Item 14. Indemnification of Directors and Officers.

          Article First, subsection (C)(5) of the Registrant's amended and restated certificate of incorporation eliminates the personal liability of directors to the Registrant or its stockholders, to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL").

          Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

  •
  for any transaction from which the director derived an improper personal benefit.

          The amended and restated certificate of incorporation and by-laws of the Registrant provide for the indemnification of all officers or directors to the fullest extent permitted by the DGCL and the Registrant's amended and restated certificate of incorporation. Section 145 of the DGCL provides, in substance, that a Delaware corporation has the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. The Registrant has purchased and maintains insurance on behalf of its directors and officers.

Item 15. Recent Sales of Unregistered Securities.

        Since its inception, the Registrant has issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering thereunder. All of the below-referenced securities are deemed restricted securities for the purposes of the Securities Act.

  •
  On February 24, 2004, the Registrant issued 13,333,334 shares of its common stock, 72,695 shares of our 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 72,695 shares of our 12% Junior Redeemable Exchangeable Cumulative Preferred Stock to Green Equity Investors IV, L.P., FTD Co-Investment LLC and certain members of FTD's senior management in connection with the 2004 Going Private Transaction. There were no underwriters involved in connection with the sale of the above securities. Total consideration paid for these issuances was $185.4 million. The issuances were made in reliance on Section 4(2) of the Securities Act as such issuances did not involve any public offering.

  •
  On September 30, 2004, the Registrant sold 275,559 shares of its common stock to certain members of FTD's senior management. There were no underwriters involved in connection with the sale of the above securities. Total consideration paid for this issuance was $826,667. This issuance was made in reliance on Section 4(2) of the Securities Act as such issuance did not involve any public offering.

  •
  On September 30, 2004, the Registrant granted 2,099,445 options to purchase its common stock to various employees of FTD. This issuance was made in reliance on Section 4(2) of the Securities Act as such issuance did not involve any public offering.

          The common stock numbers above reflect the 1-for-3 reverse stock split to be consummated in connection with the offering described in the Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

(A)  Exhibits

        The following is a list of all the exhibits filed as part of the Registration Statement.

Exhibit No.	Description of Exhibit
1.1******	Form of Underwriting Agreement.
2.1+	Agreement and Plan of Merger, dated as of October 5, 2003, among FTD, Inc., FTD Group, Inc. and Nectar Merger Corporation.
3.1*	Amended and Restated Certificate of Incorporation of Mercury Man Holdings Corporation (now known as FTD Group. Inc.).
3.2*	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Mercury Man Holdings Corporation (now known as FTD Group. Inc.).
3.3******	Form of Second Amended and Restated Certificate of Incorporation of FTD Group, Inc. (to be effective prior to the consummation of the offering contemplated by the Registration Statement).
3.4*	Bylaws of Mercury Man Holdings Corporation (now known as FTD Group. Inc.).
3.5******	Form of Amended and Restated Bylaws of FTD Group, Inc. (to be effective prior to the consummation of the offering contemplated by the Registration Statement).
4.1+	Indenture, dated February 6, 2004, by and between FTD, Inc., U.S. Bank National Association, as trustee, and the subsidiary guarantors party thereto from time to time.
4.2+	Form of Outstanding Note.

4.3+	Form of Exchange Note.
4.4+	Supplemental Indenture, dated as of February 24, 2004, by and among, FTD, Inc., the subsidiary guarantors listed on the signature pages thereto, and U.S. Bank National Association, as trustee.
4.5*	Amended and Restated Stockholders Agreement, dated as of September 30, 2004, by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Timothy Meline, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy.
4.6******	Specimen common stock certificate.
4.7+	Registration Rights Agreement, dated February 6, 2004, among FTD, Inc. and Credit Suisse First Boston LLC, UBS Securities LLC, Wells Fargo Securities, LLC.
4.8+	Joinder to Registration Rights Agreement, dated February 24, 2004, by and among Nectar Merger Corporation, the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC, UBS Securities, Wells Fargo Securities, LLC.
4.9+	Guarantee, dated February 24, 2004, by the subsidiary guarantors listed on the signature pages thereto.
4.10***	Mercury Man Holdings Corporation (now known as FTD Group. Inc.) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock, and Qualifications, Limitations and Restrictions Thereof.
4.11******	Form of Amendment No. 1 to Amended and Restated Stockholders Agreement by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy (to be effective prior to the offering contemplated by the Registration Statement).
4.12******	Form of Second Supplemental Indenture, by and among FTD, Inc., the subsidiary guarantors listed on the signature pages thereto, FTD Group, Inc. and U.S. Bank National Association, as trustee (to be effective upon the consummation of the offering contemplated by the Registration Statement).
5.1**	Opinion of Latham & Watkins LLP regarding the validity of the common stock.
10.1+	Credit Agreement, dated as of February 24, 2004, by and among FTD, Inc., as borrower, the financial institutions party thereto, UBS Securities LLC, as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent ("CSFB").
10.2*	First Amendment to Credit Agreement, dated as of November 15, 2004, by and among FTD, Inc., the Guarantors, as set forth on the signature pages thereto, and CSFB.
10.3+	Security Agreement, dated as of February 24, 2004, by and among FTD, Inc., and FTD Group, Inc., the subsidiary grantors party thereto from time to time, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent.
10.4+	Tax Sharing Agreement, dated as of December 19, 1994, between FTD Corporation and Florists' Transworld Delivery, Inc.
10.5+	First Amendment to Tax Sharing Agreement, dated as of May 19, 1999 among FTD Corporation, Florists' Transworld Delivery, Inc. and FTD.COM Inc.

10.6+	Employment agreement dated May 20, 2003 regarding William J. Van Cleave employment arrangements.
10.7+	Employment agreement dated May 20, 2003 regarding Jon R. Burney employment arrangements.
10.8+	Employment agreement dated May 20, 2003 regarding Daniel W. Smith employment arrangements.
10.9+	Employment agreement dated May 20, 2003 regarding Lawrence W. Johnson employment arrangements.
10.10+	Employment agreement dated May 20, 2003 regarding George T. Kanganis employment arrangements.
10.11+	Form of Amendment to Employment Agreement, dated as of October 5, 2003, by and between FTD, Inc. and each of Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Daniel W. Smith and William J. Van Cleave.
10.12+	Form of Second Amendment to Employment Agreement, dated as of February 24, 2004, by and between FTD, Inc. and each of Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Daniel W. Smith and William J. Van Cleave.
10.13+	Form of Confidentiality and Non-Competition Agreement between FTD.COM Inc. and William J. Van Cleave, dated as of May 17, 2000.
10.14+	Form of Confidentiality and Non-Competition Agreement between Florists' Transworld Delivery, Inc. and each of the following executive officers: Daniel W. Smith, Executive Vice President of FTD.COM Inc., dated as of November 12, 2002; Jon R. Burney, Vice President and General Counsel, dated as of November 12, 2002; George Kanganis, Executive Vice President of Sales, dated as of November 12, 2002; and Lawrence W. Johnson, Executive Vice President of Mercury Technology, dated as of November 12, 2002.
10.15+	Form of Trademark License Agreement between Florists' Transworld Delivery, Inc. and FTD.COM Inc..
10.16+	Form of Florists' Online Hosting Agreement between Florists' Transworld Delivery, Inc. and FTD.COM Inc.
10.17+	Form of Commission Agreement between Florists' Transworld Delivery, Inc. and FTD.COM Inc.
10.18+	Management Services Agreement, dated as of February 24, 2004, by and among FTD, Inc., FTD.COM Inc., Florists' Transworld Delivery, Inc., FTD International Corporation, Value Network Service, Inc., FTD Holdings Incorporated, Renaissance Greeting Cards, Inc., Flowers USA, Inc., and Leonard Green & Partners, L.P.
10.19******	Form of Termination Agreement by and among FTD, Inc., FTD Group, Inc., FTD.COM Inc., Florists' Transworld Delivery, Inc., FTD International Corporation, Value Network Service, Inc., FTD Holdings Incorporated, Renaissance Greeting Cards, Inc., Flowers USA, Inc., and Leonard Green & Partners, L.P. (to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.20++	Stock Option Plan of FTD Group, Inc., dated as of September 30, 2004.
10.21++	Form of Non-Qualified Performance Accelerated Stock Option Agreement for use in connection with stock options granted under the Stock Option Plan of FTD Group, Inc. to directors and officers of FTD Group, Inc.

10.22++	Form of Non-Qualified Stock Option Agreement for use in connection with stock options granted under the Stock Option Plan of FTD Group, Inc. to directors and officers of FTD Group, Inc.
10.23*****	Form of Preferred Stock Purchase and Sale Agreement between FTD Group, Inc. and Green Equity Investors IV, L.P. (to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.24*****	Form of Preferred Stock Purchase and Sale Agreement between FTD Group, Inc. and FTD Co-Investment, LLC (to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.25******	Form of Indemnification Agreement with certain directors and officers (agreements to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.26******	FTD Group, Inc. 2005 Amended and Restated Equity Incentive Award Plan.
10.27******	FTD Group, Inc. Incentive Bonus Plan.
16.1+	Letter dated November 21, 2002 from KPMG LLP to the Commission regarding FTD's change in independent public accountants.
21.1*	Subsidiaries of FTD Group, Inc.
23.1***	Consent of KPMG LLP.
23.2****	Consent of Ernst & Young LLP.
23.3**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages to this registration statement).

+
Incorporated by reference to FTD's Registration Statement on Form S-4, as amended (File No. 333-113807) filed on March 22, 2004.

++
Incorporated by reference to FTD's Quarterly Report on Form 10-Q (File No. 333-113807) filed on November 9, 2004.

*
Previously filed with the Form S-1 filed by the Registrant on November 23, 2004.

**
To be filed by amendment.

***
Previously filed with Amendment No. 1 to the Form S-1 filed by the Registrant on January 7, 2005.

****
Previously filed with Amendment No. 2 to the Form S-1 filed by the Registrant on January 21, 2005.

*****
Previously filed with Amendment No. 3 to the Form S-1 filed by the Registrant on January 27, 2005.

******
Filed herewith.

(B)  Financial Statement Schedules

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 4 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Downers Grove, Illinois, on February 4, 2005.

FTD GROUP, INC.

By:	/s/ CARRIE A. WOLFE Carrie A. Wolfe Chief Financial Officer
Signature	Title	Date

/s/ MICHAEL J. SOENEN Michael J. Soenen	Director, President and Chief Executive Officer	February 4, 2005
/s/ CARRIE A. WOLFE Carrie A. Wolfe	Chief Financial Officer	February 4, 2005
* Peter J. Nolan	Director	February 4, 2005
* John M. Baumer	Director	February 4, 2005
* Timothy J. Flynn	Director	February 4, 2005
* Robert S. Apatoff	Director	February 4, 2005
*By:	/s/ CARRIE A. WOLFE Carrie A. Wolfe Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1******	Form of Underwriting Agreement.
2.1+	Agreement and Plan of Merger, dated as of October 5, 2003, among FTD, Inc., FTD Group, Inc. and Nectar Merger Corporation.
3.1*	Amended and Restated Certificate of Incorporation of Mercury Man Holdings Corporation (now known as FTD Group. Inc.).
3.2*	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Mercury Man Holdings Corporation (now known as FTD Group. Inc.).
3.3******	Form of Second Amended and Restated Certificate of Incorporation of FTD Group, Inc. (to be effective prior to the consummation of the offering contemplated by the Registration Statement).
3.4*	Bylaws of Mercury Man Holdings Corporation (now known as FTD Group. Inc.).
3.5******	Form of Amended and Restated Bylaws of FTD Group, Inc. (to be effective prior to the consummation of the offering contemplated by the Registration Statement).
4.1+	Indenture, dated February 6, 2004, by and between FTD, Inc., U.S. Bank National Association, as trustee, and the subsidiary guarantors party thereto from time to time.
4.2+	Form of Outstanding Note.
4.3+	Form of Exchange Note.
4.4+	Supplemental Indenture, dated as of February 24, 2004, by and among, FTD, Inc., the subsidiary guarantors listed on the signature pages thereto, and U.S. Bank National Association, as trustee.
4.5*	Amended and Restated Stockholders Agreement, dated as of September 30, 2004, by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Timothy Meline, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy.
4.6******	Specimen common stock certificate.
4.7+	Registration Rights Agreement, dated February 6, 2004, among FTD, Inc. and Credit Suisse First Boston LLC, UBS Securities LLC, Wells Fargo Securities, LLC.
4.8+	Joinder to Registration Rights Agreement, dated February 24, 2004, by and among Nectar Merger Corporation, the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC, UBS Securities, Wells Fargo Securities, LLC.
4.9+	Guarantee, dated February 24, 2004, by the subsidiary guarantors listed on the signature pages thereto.
4.10***	Mercury Man Holdings Corporation (now known as FTD Group. Inc.) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock, and Qualifications, Limitations and Restrictions Thereof.
4.11******	Form of Amendment No. 1 to Amended and Restated Stockholders Agreement by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy (to be effective prior to the offering contemplated by the Registration Statement).

4.12******	Form of Second Supplemental Indenture, by and among FTD, Inc., the subsidiary guarantors listed on the signature pages thereto, FTD Group, Inc. and U.S. Bank National Association, as trustee (to be effective upon the consummation of the offering contemplated by the Registration Statement).
5.1**	Opinion of Latham & Watkins LLP regarding the validity of the common stock.
10.1+	Credit Agreement, dated as of February 24, 2004, by and among FTD, Inc., as borrower, the financial institutions party thereto, UBS Securities LLC, as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent ("CSFB").
10.2*	First Amendment to Credit Agreement, dated as of November 15, 2004, by and among FTD, Inc., the Guarantors, as set forth on the signature pages thereto, and CSFB.
10.3+	Security Agreement, dated as of February 24, 2004, by and among FTD, Inc., and FTD Group, Inc., the subsidiary grantors party thereto from time to time, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent.
10.4+	Tax Sharing Agreement, dated as of December 19, 1994, between FTD Corporation and Florists' Transworld Delivery, Inc.
10.5+	First Amendment to Tax Sharing Agreement, dated as of May 19, 1999 among FTD Corporation, Florists' Transworld Delivery, Inc. and FTD.COM Inc.
10.6+	Employment agreement dated May 20, 2003 regarding William J. Van Cleave employment arrangements.
10.7+	Employment agreement dated May 20, 2003 regarding Jon R. Burney employment arrangements.
10.8+	Employment agreement dated May 20, 2003 regarding Daniel W. Smith employment arrangements.
10.9+	Employment agreement dated May 20, 2003 regarding Lawrence W. Johnson employment arrangements.
10.10+	Employment agreement dated May 20, 2003 regarding George T. Kanganis employment arrangements.
10.11+	Form of Amendment to Employment Agreement, dated as of October 5, 2003, by and between FTD, Inc. and each of Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Daniel W. Smith and William J. Van Cleave.
10.12+	Form of Second Amendment to Employment Agreement, dated as of February 24, 2004, by and between FTD, Inc. and each of Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Daniel W. Smith and William J. Van Cleave.
10.13+	Form of Confidentiality and Non-Competition Agreement between FTD.COM Inc. and William J. Van Cleave, dated as of May 17, 2000.
10.14+	Form of Confidentiality and Non-Competition Agreement between Florists' Transworld Delivery, Inc. and each of the following executive officers: Daniel W. Smith, Executive Vice President of FTD.COM Inc., dated as of November 12, 2002; Jon R. Burney, Vice President and General Counsel, dated as of November 12, 2002; George Kanganis, Executive Vice President of Sales, dated as of November 12, 2002; and Lawrence W. Johnson, Executive Vice President of Mercury Technology, dated as of November 12, 2002.
10.15+	Form of Trademark License Agreement between Florists' Transworld Delivery, Inc. and FTD.COM Inc.

10.16+	Form of Florists' Online Hosting Agreement between Florists' Transworld Delivery, Inc. and FTD.COM Inc.
10.17+	Form of Commission Agreement between Florists' Transworld Delivery, Inc. and FTD.COM Inc.
10.18+	Management Services Agreement, dated as of February 24, 2004, by and among FTD, Inc., FTD.COM Inc., Florists' Transworld Delivery, Inc., FTD International Corporation, Value Network Service, Inc., FTD Holdings, Incorporated, Renaissance Greeting Cards, Inc., Flowers USA, Inc., and Leonard Green & Partners, L.P.
10.19******	Form of Termination Agreement by and among FTD, Inc., FTD Group, Inc., FTD.COM Inc., Florists' Transworld Delivery, Inc., FTD International Corporation, Value Network Service, Inc., FTD Holdings Incorporated, Renaissance Greeting Cards, Inc., Flowers USA, Inc., and Leonard Green & Partners, L.P. (to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.20++	Stock Option Plan of FTD Group, Inc., dated as of September 30, 2004.
10.21++	Form of Non-Qualified Performance Accelerated Stock Option Agreement for use in connection with stock options granted under the Stock Option Plan of FTD Group, Inc. to directors and officers of FTD Group, Inc.
10.22++	Form of Non-Qualified Stock Option Agreement for use in connection with stock options granted under the Stock Option Plan of FTD Group, Inc. to directors and officers of FTD Group, Inc.
10.23*****	Form of Preferred Stock Purchase and Sale Agreement between FTD Group, Inc. and Green Equity Investors IV, L.P. (to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.24*****	Form of Preferred Stock Purchase and Sale Agreement between FTD Group, Inc. and FTD Co-Investment, LLC (to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.25******	Form of Indemnification Agreement with certain directors and officers (agreements to be effective upon the consummation of the offering contemplated by the Registration Statement).
10.26******	FTD Group, Inc. 2005 Amended and Restated Equity Incentive Award Plan.
10.27******	FTD Group, Inc. Incentive Bonus Plan.
16.1+	Letter dated November 21, 2002 from KPMG LLP to the Commission regarding FTD's change in independent public accountants.
21.1*	Subsidiaries of FTD Group, Inc.
23.1***	Consent of KPMG LLP.
23.2****	Consent of Ernst & Young LLP.
23.3**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages to this registration statement).

+
Incorporated by reference to FTD's Registration Statement on Form S-4, as amended (File No. 333-113807) filed on March 22, 2004.

++
Incorporated by reference to FTD's Quarterly Report on Form 10-Q (File No. 333-113807) filed on November 9, 2004.

*
Previously filed with the Form S-1 file by the Registrant on November 23, 2004.

**
To be filed by amendment.

***
Previously filed with Amendment No. 1 to the Form S-1 filed by the Registrant on January 7, 2005.

****
Previously filed with Amendment No. 2 to the Form S-1 filed by the Registrant on January 21, 2005.

*****
Previously filed with Amendment No. 3 to the Form S-1 filed by the Registrant on January 27, 2005.

******
Filed herewith.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX